Exhibit 10.20

801 Houston Street

Fort Worth, Texas 76102

January 12, 2018

LONESTAR PROSPECTS, LTD.

Attention: Gary B. Humphreys

4413 Carey Street

Fort Worth, Texas 76119

Re:    Amended and Restated Loan Agreement

Ladies and Gentlemen:

This letter sets forth the Amended and Restated Loan Agreement (this “Loan Agreement”) among LONESTAR PROSPECTS, LTD. (“Borrower”), a Texas limited partnership; LONESTAR PROSPECTS HOLDING COMPANY, L.L.C. (“Lonestar Holding”), a Texas limited liability company, GARY B. HUMPHREYS (“Humphreys”) and MARTIN W. ROBERTSON (“Robertson” and collectively with Lonestar Holding and Humphreys, collectively “Guarantors”); and PLAINSCAPITAL BANK (“Lender”), with respect to loans from Lender to Borrower and obligations of Borrower and Guarantors to Lender. This Loan Agreement amends and restates the Loan Agreement dated April 14, 2011, among Borrower, Guarantors, and Lender, as amended by the First Amendment dated December 12, 2011, the Second Amendment dated June 14, 2012, the Third Amendment dated December 28, 2012, the Fourth Amendment dated June 14, 2013, the Fifth Amendment dated September 23, 2013, the Sixth Amendment dated January 13, 2014, the Seventh Amendment dated April 14, 2014, the Eighth Amendment dated September 3, 2015, the Ninth Amendment dated August 14, 2017, and the Tenth Amendment dated November 3, 2017 (collectively the “Prior Loan Agreement”).

1.    Loans. (a) Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments, and documents executed and delivered in connection with this Loan Agreement (collectively the “Loan Documents”), Lender agrees to make a revolving loan in the maximum principal amount of $40,000,000.00 to Borrower (the “Revolving Loan”) on the terms set forth in the Revolving Promissory Note attached as Exhibit A (the “Revolving Note”), for the purposes set forth in this Loan Agreement. Subject to the terms and conditions of this Loan Agreement, Borrower may borrow, repay, and reborrow on a revolving basis from time

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to time during the period commencing on the date hereof and continuing through 11:00 a.m. (Fort Worth, Texas time) on August 14, 2018 (the “Termination Date”), such amounts as Borrower may request under the Revolving Loan; provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) the aggregate sums permitted under the Borrowing Base, or (ii) $40,000,000.00. Advances on the Revolving Loan may be used only for working capital purposes. The unpaid principal balance of the Revolving Note shall bear interest from the date advanced until paid or until Event of Default or the Termination Date at a fluctuating rate per annum equal to the sum of the Prime Rate (as defined in the Revolving Note), plus one-half percent (0.5%); provided, however, that the interest rate under the Revolving Note shall never fall below a floor rate of three and three-quarters percent (3.75%) per annum. All sums advanced under the Revolving Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date. Notwithstanding any provision of this Loan Agreement or the Revolving Note to the contrary, additional advances on the Revolving Loan will only be permitted to the extent allowed by Section 9.03(f) of the Term Credit Agreement (as defined below).

(b)    Borrower shall give notice to Lender of any requested advance on the Revolving Loan, in the form of the Request for Borrowing attached as Exhibit B, not later than 10:00 a.m. (Fort Worth, Texas time) on the date of the requested advance. The request for an advance may be given telephonically if promptly confirmed in writing by delivery of Request for Borrowing and Interest Notice. Notwithstanding any provision of this Loan Agreement or the Loan Documents to the contrary, none of the proceeds of the Revolving Loan, nor any Letter of Credit issued hereunder, will be used, directly or indirectly, for the purpose, whether immediate, incidental, or ultimate, of purchasing or carrying any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

(c)    At the request of Borrower, Lender may from time to time issue one or more letters of credit for the account of Borrower or any affiliates (the “Letters of Credit”); provided, however, that Lender shall not be obligated to issue a Letter of Credit if: (i) the conditions set forth in Subsection (b) of Section 4 are not met, (ii) the form of the Letter of Credit is not acceptable to Lender, (iii) Lender has not received credit approval for the Letter of Credit, or (iv) the aggregate undrawn amount of all outstanding Letters of Credit (the “LC Exposure”) will exceed the availability under the Borrowing Base. Borrower’s availability on the Revolving Loan will be reduced by the LC Exposure. Any fundings under any Letters of Credit will be treated as an advance on the Revolving Loan and will be secured by the Security Documents. All Letters of Credit shall be for a term of up to one year (or longer if necessary for regulatory requirements) but shall expire not later than five days prior to the Termination Date, unless adequately secured by cash collateral held by Lender. Borrower will sign and deliver Lender’s customary forms for the issuance of Letters of Credit and pay the Letter of Credit Fee required by Lender.

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(d)    The Revolving Loan, all other loans now or hereafter made by Lender to Borrower, and any renewals or extensions of or substitutions for those loans, will be referred to collectively as the “Loans.” The Revolving Note, all other promissory notes now or hereafter payable by Borrower to Lender, and any renewals or extensions of or substitutions for those notes, will be referred to collectively as the “Notes.”

2.    Collateral. (a) Payment of the Notes, all obligations with respect to Letters of Credit, all other obligations, fees, and expenses due pursuant to this Loan Agreement or the other Loan Documents, all obligations, fees, and expenses with respect to treasury and cash management services, and all other secured indebtedness under the following security documents (collectively the “Secured Obligations”) will be secured by the first liens and first security interests created or described in the following (collectively the “Security Documents”): (i) the Security Agreement (the “Security Agreement”) dated April 14, 2011, executed by Borrower in favor of Lender, and covering accounts receivable and finished sand inventory; (ii) the Security Agreement (the “Second Security Agreement”) dated May 14, 2015, executed by Borrower in favor of Lender, and creating a second-priority security interest in substantially all personal property of Borrower (collectively the “Collateral”); and (iii) any other security documents now or hereafter executed in connection with the Secured Obligations. The Security Agreement and the Second Security Agreement are hereby amended so that any reference to “Loan Agreement” in those Security Documents shall mean this Amended and Restated Loan Agreement, as now or hereafter amended, restated, replaced, supplemented, or otherwise modified, from time to time. If requested by Lender, Borrower will execute in favor of Lender security agreements or amendments, in Proper Form, covering the Collateral. The term “Proper Form” means in form, substance, and detail satisfactory to Lender in its sole discretion.

(b)    Payment of the Secured Obligations will also be guaranteed by each of the Guarantors pursuant to the following guaranties in Proper Form (collectively the “Guaranties”).

(i)    an Unlimited Guaranty dated September 3, 2015, executed by Lonestar Holding in favor of Lender; and

(ii)    an Unlimited Guaranty dated September 3, 2015, executed by LONESTAR PROSPECTS MANAGEMENT, L.L.C. (“General Partner”), in favor of Lender; and

(iii)    Fourth Restated Limited Guaranties dated September 3, 2015, executed by Humphreys and Robertson, respectively, in favor of Lender, and with the several liability of each of Humphreys and Robertson with respect to the Revolving Note and all other

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Secured Obligations limited to fifty percent (50.0%) of the unpaid principal and accrued, unpaid interest and fees under the Revolving Note as of the Determination Date (as defined in their Guaranties), plus fifty percent (50.0%) of the interest and fees under the Revolving Note accruing after the Determination Date, but before such Guarantor has satisfied his liability under his Guaranty, plus all attorneys fees and collection costs for enforcement of the Guaranty against Guarantor; and

(iv)    Unlimited Guaranties dated January 13, 2014, executed by the following additional guarantors (the “Additional Guarantors”), respectively, in favor of Lender:

(A)    Gary Blaine Humphreys and Claudia Ann Humphreys, as co-trustees of the ERIC BLAINE HUMPHREYS TRUST created under Trust Agreement dated December 14, 2012;

(B)    Gary Blaine Humphreys and Claudia Ann Humphreys, as co-trustees of the JAKE ALLEN HUMPHREYS TRUST created under Trust Agreement dated December 14, 2012;

(C)    FUTURE NEW DEAL, LTD., a Texas limited partnership;

(D)    FUTURE NEW DEAL II, LLC, a Texas limited liability company;

(E)    M&J PARTNERSHIP, LTD., a Texas limited partnership;

(F)    T.Y.F HOLDINGS, LLC, a Texas limited liability company;

(G)    Martin W. Robertson and Janet Lynn Robertson, as co- trustees of the CHRISTOPHER MARTIN ROBERTSON TRUST created under Trust Agreement dated December 18, 2012; and

(H)    Martin W. Robertson and Janet Lynn Robertson, as co- trustees of the CLAIRE ANN ROBERTSON TRUST created under Trust Agreement dated December 18, 2012.

(c)    After an Event of Default (as defined below) that remains uncured after the expiration of any notice and cure period required by this Loan Agreement, or if there is an existing Borrowing Base deficiency, Lender reserves the right to require Borrower to set up a lockbox account to be managed by Lender for the purpose of collection of sale proceeds from sand reserves. Borrower agrees that upon Lender’s election to require the lockbox after an Event

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of Default, Lender will receive the proceeds of all finished sand for application to the Secured Obligations in such order as Lender shall determine in its discretion; and Borrower hereby directs all sand purchasers to pay Borrower’s distributions attributable to such sales directly to Lender, if Lender so elects. All sand proceeds received in the lockbox account by Lender in excess of the current scheduled monthly payment and any other fees or expenses owed to Lender will be transferred to Borrower at the end of each month for its use consistent with the provisions of this Loan Agreement, so long as there is no existing Event of Default. If the sand proceeds received by Lender during any month are not sufficient to make the scheduled monthly payment, Borrower will pay Lender the deficiency within ten (10) days.

(d)    Unless a security interest would be prohibited by law or would render a nontaxable account taxable, Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, pledges, and transfers to Lender all Borrower’s rights in any deposits or accounts now or hereafter maintained with Lender (whether checking, savings, or any other account), excluding, however, accounts maintained by Borrower at Lender for the purpose of revenue distribution to third parties entitled to those revenues and any other accounts held by Borrower for the benefit of a third party or for which setoff would be prohibited by applicable law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff any sums owing on the Secured Obligations against any and all such deposits and accounts; and Lender shall be entitled to exercise the rights of offset and banker’s lien against all such accounts and other property or assets of Borrower with or in the possession of Lender to the extent of the full amount of the Secured Obligations.

3.    Borrowing Base. If at any time the sum of the outstanding principal balance owing on the Revolving Note, plus the LC Exposure, exceeds an amount equal to the Borrowing Base, Borrower agrees to immediately repay to Lender such excess amount, plus all accrued but unpaid interest thereon. As used herein, the following terms have the meanings assigned below:

(i)    “Borrowing Base” means an amount equal to Eighty Percent (80%) of the Borrower’s Eligible Accounts, plus Forty Percent (40%) of the Borrower’s Eligible Inventory; provided, however, that (1) advances from Eligible Accounts owed by Trican Well Services LP shall be limited to Sixty Percent (60%), and (2) the outstanding amount advanced against Eligible Inventory at any time shall not exceed the lesser of (x) $12,500,000.00, or (y) Eighty Percent (80%) of Borrower’s Eligible Accounts.

(ii)    “Eligible Accounts” means at any time, an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Borrower for sand sold in the ordinary course of business, in which Lender has a perfected, first-priority security interest, after deducting (without duplication): (1) each account that is unpaid one hundred twenty (120) days or more after the original invoice date; (2) the amount of all discounts, allowances, rebates,

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credits, and adjustments to such accounts; (3) the amount of all contra accounts, setoffs, defenses, or counterclaims asserted by or available to the account debtors; (4) all accounts with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms under which payment by the account debtor may be conditional; (5) the amount billed for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied; (6) all accounts owing by account debtors for which there has been instituted a proceeding under any Debtor Relief Laws; (7) all accounts owing by any officer, employee, agent, or affiliate of Borrower; (8) all accounts due Borrower by any account debtor whose domicile, residence, or principal place of business is located outside the United States of America, excluding, however, (I) multi-national companies with a United States headquartered affiliate, and (II) Trican Well Services LP; (9) accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, any state of the United States, or any city, town, municipality, or division thereof, except to the extent an acknowledgment of assignment to Lender of such account in compliance with the Federal Assignment of Claims Act and other applicable law has been received by Lender; (10) all accounts subject to any provision prohibiting assignment or requiring notice of or consent to such assignment; (11) that portion of all account balances owing by any single account debtor which exceeds twenty-five percent (25%) of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Borrower by all account debtors, unless Borrower provides evidence satisfactory to Lender of credit insurance coverage acceptable to Lender on the accounts receivable from any such account debtor, from a financially sound and reputable insurance company; provided, however, that only that portion of all account balances owing by Halliburton Energy Services or EOG Resources, Inc., which exceeds the lesser of (A) forty percent (40%) of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Borrower by all account debtors, or (B) the applicable amount of credit insurance acceptable to Lender with respect to such accounts, shall be excluded from Eligible Accounts; (12) all accounts due from an account debtor when ten percent (10%) or more of the total amount due to Borrower from that debtor is ineligible under one or more of these subsections of this definition; and (13) any other accounts deemed unacceptable by Lender in its reasonable discretion.

(iii)    “Eligible Inventory” means as of any date, the aggregate value of all finished sand inventory, then owned by Borrower and held for sale or other disposition in the ordinary course of its business, in which Lender has a first priority security interest. For purposes of this definition, Eligible Inventory shall be valued at the lower of cost (including the cost of labor) or market value.

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4.    Conditions Precedent. (a) The obligation of Lender to continue to make advances on the Revolving Loan is subject to Borrower’s satisfaction, in Lender’s sole discretion, of the following conditions precedent:

(1)    Borrower shall be in compliance in all material respects with all existing obligations hereunder, there shall be no default under the Loan Documents at closing, and all representations and warranties in connection with existing obligations hereunder must be true in all material respects.

(2)    the negotiation, execution, and delivery of Loan Documents in Proper Form, including, but not limited to, the following:

(i) this Loan Agreement;

(ii) the Revolving Note;

(iii) a Ratification and Amendment of the Guaranties; and

(iv) Borrowing Resolution.

(3)    satisfactory evidence that Lender holds perfected liens and security interests in all collateral for the Secured Obligations, subject to no other liens or security interests other than the Permitted Liens (as defined below).

(4)    there shall not have occurred any result, occurrence, condition, change, fact, event, circumstance, or effect that, individually or in the aggregate, has caused or would reasonably be expected to cause a material adverse change in (i) the financial condition, business, assets, properties, liabilities (actual and contingent), operations or results of operations of Borrower or any Guarantors, (ii) the ability of Borrower or any Guarantors to own their assets and conduct business in the ordinary course as presently owned and conducted, or (iii) the ability of Borrower or any Guarantors to perform their obligations under or consummate the transactions contemplated by the Loan Documents (collectively “Material Adverse Change”).

(5)    there being no order or injunction or other pending or threatened litigation in which there is a reasonable possibility, in Lender’s judgment, of a decision which could result in a Material Adverse Change.

(6)    Lender’s receipt and review, with results satisfactory to Lender and its counsel, of information regarding litigation, tax, accounting, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of Borrower.

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(7)    Borrower shall deliver certificates of the appropriate government officials of the state of incorporation or organization of Borrower and Guarantors as to the existence and good standing of Borrower and Guarantors, each dated within ten (10) days prior to the date of this Loan Agreement.

(b)    Lender will not be obligated to make the Loans or any subsequent advance on the Loans or issue any Letter of Credit, if, prior to the time that a loan or advance is made or a Letter of Credit is issued, (i) there has been any Material Adverse Change, (ii) any representation or warranty made by Borrower in this Loan Agreement or the other Loan Documents is untrue or incorrect in any material respect as of the date of the advance or loan, (iii) Lender has not received all Loan Documents appropriately executed by Borrower, Guarantors, and all other proper parties, (iv) Lender has requested that Borrower or Guarantors execute additional loan or security documents and those documents have not yet been properly executed, delivered, and recorded, (v) Borrower is not in compliance with the Borrowing Base and all reporting requirements, or (vi) an Event of Default (as defined below) has occurred and is continuing.

5.    Representations and Warranties. (a) Borrower and General Partner hereby represent and warrant to Lender as follows:

(1)    The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, the Unlimited Guaranty, and all of the other Loan Documents by Borrower have been duly authorized by Borrower’s partners and General Partner’s managers, and this Loan Agreement, the Notes, the Security Documents, the Unlimited Guaranty, and all of the other Loan Documents constitute legal, valid, and binding obligations of Borrower and General Partner, enforceable in accordance with their respective terms;

(2)    The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, the Unlimited Guaranty, and the other Loan Documents, and the consummation of the transaction contemplated, do not require the consent, approval, or authorization of any third party and do not and will not conflict with, result in a violation of, or constitute a default under (i) any provision of Borrower’s limited partnership agreement or General Partner’s certificate of formation and company agreement or any other material agreement or material instrument binding upon Borrower or General Partner, or (ii) any law, governmental regulation, court decree, or order applicable to Borrower or General Partner;

(3)    Each financial statement of Borrower and General Partner, now or hereafter supplied to Lender, was (or will be) prepared in accordance with generally accepted accounting principles in effect on the date such statement was prepared, consistently applied (“Accounting Principles”), in Proper Form, and truly discloses and fairly presents in all material respects Borrower’s and General Partner’s financial condition as of the date of each such statement, and there has been no Material Adverse Change subsequent to the date of the most recent financial statement supplied to Lender;

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(4)    There are no actions, suits, or proceedings pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Guarantors, or the Collateral, before any court or governmental department, commission, or board, which, if determined adversely, would reasonably be expected to cause a Material Adverse Change;

(5)    Borrower and General Partner have filed all federal, state, and local tax reports and returns required by any law or regulation to be filed and have either duly paid all taxes, duties, and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected;

(6)    Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated any provision of any “defined benefit plan” (as defined in ERISA) maintained or contributed to by Borrower (each a “Plan”); no “Reportable Event” as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower, unless the reporting requirements have been waived by the Pension Benefit Guaranty Corporation; and Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and

(7)    Borrower certifies that Schedule 1 attached to this Loan Agreement sets forth a true and correct organizational chart and list of the ownership of Borrower and all Subsidiaries owned by Borrower indicating the ownership in each as of the date of this Loan Agreement. As used in this Loan Agreement, “Subsidiaries” shall mean entities for which Borrower owns, directly or indirectly, interests having more than fifty-one percent (51%) of the outstanding ownership or fifty-one percent (51%) of the ordinary voting power for the election of directors or managers of such entity.

(b)    Humphreys and Robertson (collectively “Individual Guarantors”) hereby represent and warrant as follows:

(1)    Each financial statement of Individual Guarantors, now or hereafter supplied to Lender, was (or will be) prepared in accordance with Accounting Principles, in Proper Form, and truly discloses and fairly presents each Individual Guarantors’ financial condition as of the date of each such statement, and there has been no Material Adverse Change subsequent to the date of the most recent financial statement supplied to Lender;

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(2)    There are no actions, suits, or proceedings pending or threatened against or affecting Individual Guarantors, before any court or governmental department, commission, or board, which, if determined adversely, would reasonably be expected to cause a Material Adverse Change with respect to any of the Individual Guarantors; and

(3)    Individual Guarantors have filed all federal, state, and local tax reports and returns required by any law or regulation to be filed and have either duly paid all taxes, duties, and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

6.    Covenants. (a) Until the Loans and all other Secured Obligations are fully paid and satisfied, no Letters of Credit are outstanding, and any commitment of Lender under this Loan Agreement is terminated, Borrower and General Partner shall, unless Lender otherwise consents in writing:

(1)    (i) Maintain their existence in good standing in the state of their formation, maintain their authority to do business in Texas and all other states in which either is required to qualify, and maintain full legal capacity to perform all their obligations under this Loan Agreement and the Loan Documents, (ii) continue to operate their business as presently conducted and preserve and maintain the rights, licenses, permits, privileges, and franchises material to the conduct of their business, (iii) not permit a material change in their ownership, control, or management, (iv) maintain at all times General Partner as Borrower’s sole general partner, (v) not permit either of their dissolution, liquidation, or other termination of existence or forfeiture of right to do business, (vi) not form any Subsidiary without notifying Lender in writing at least thirty (30) days in advance, (vii) not permit a merger or consolidation (unless Borrower is the surviving entity), (viii) not acquire all or substantially all of the assets of any other entity (other than all or substantially all of the assets of a Subsidiary) without first notifying Lender in writing at least thirty (30) days in advance, and (ix) not amend Borrower’s limited partnership agreement or General Partner’s company agreement, without the prior written consent of Lender.

(2)    Manage the Collateral in an orderly and efficient manner consistent with good business practices, and perform and comply in all material respects with all statutes, rules, regulations, and ordinances imposed by any governmental unit upon the Collateral, Borrower, or its operations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change, including, without limitation, (i) all environmental laws, and (ii) all permits, licenses, registrations, approvals, and authorizations (x) related to any natural or environmental resource or media located on, above, within, related to or affected by any Collateral, (y) required for the performance of the operations of Borrower, or (z) applicable to the

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use, generation, handling, storage, treatment, transport, or disposal of any hazardous substances; use reasonable efforts to cause all employees, agents, contractors, subcontractors, while such are acting within the scope of their relationship with Borrower, to comply with all such laws as may be necessary or appropriate to enable Borrower to so comply; and not do anything or permit anything to be done that would subject any of the Collateral to any remedial obligations under any environmental law, assuming disclosure to applicable governmental authorities of all relevant facts, conditions, and circumstances.

(3)    Maintain insurance as customary in the industry or as reasonably required by Lender, including but not limited to, casualty, comprehensive property damage, and commercial general liability, and other insurance, including worker’s compensation (if necessary to comply with law), naming Lender as an additional insured and a loss payee, as applicable, and containing provisions prohibiting their cancellation without prior written notice to Lender, and provide Lender with evidence of the continual coverage of those policies prior to the lapse of any policy.

(4)    Not sell, assign, transfer, or otherwise dispose of all or any interest of Borrower in the Collateral or any other material assets, except for (i) the sale of sand in the ordinary course of business, (ii) the sale or transfer of equipment that is no longer necessary for the business of Borrower or that is replaced by equipment of at least comparable value and use.

(5)    Promptly inform Lender of (i) any Material Adverse Change, (ii) all litigation and claims which would reasonably be expected to cause a Material Adverse Change, (iii) all actual or contingent material liabilities of Borrower, (iv) any change in name, identity, or structure of Borrower, and (v) any uninsured or partially insured loss of any collateral through fire, theft, liability, or property damage having a value in excess of $25,000.00.

(6)    Maintain Borrower’s and General Partner’s books and records in accordance with Accounting Principles, and permit Lender to examine, audit, and make and take away copies or reproductions of Borrower’s and General Partner’s books and records, reasonably required by Lender, at all reasonable times, including, without limitation, semi-annual field exams; and pay for the reasonable cost of such examinations, audits, and inspections required by Lender.

(7)    Pay and discharge when due all indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies, and liens, of every kind and nature, imposed upon Borrower, General Partner, or the Collateral, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon the Collateral, income, or profits, and pay all trade payables and other current liabilities incurred in the ordinary course of business within ninety (90) days of their due date;

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provided, however, Borrower will not be required to pay and discharge any such indebtedness, obligation, payable, assessment, tax, charge, levy, lien, or claim, so long as (i) the same shall be contested in good faith by appropriate judicial, administrative, or other legal proceedings, and (ii) Borrower has established adequate reserves with respect to such contested indebtedness, obligation, payable, assessment, tax, charge, levy, lien, or claim in accordance with Accounting Principles.

(8)    Not directly or indirectly create, incur, assume, or permit to exist any indebtedness (including guaranties), secured or unsecured, absolute or contingent, without the prior written consent of Lender, except for the following (the “Permitted Indebtedness”): (i) the indebtedness to Lender, (ii) any trade payables, taxes, and current liabilities incurred in the ordinary course of business, (iii) Borrower’s and General Partner’s guaranty of the term debt owed under the Amended and Restated Senior Secured Credit Agreement executed by Ares Capital Corporation, in its capacity as administrative agent (the “Term Agent”), the Lenders (as defined therein), VPROP Operating, LLC, a Delaware limited liability company, as the borrower thereunder (the “Term Loan Borrower”), and other parties thereto, dated as of November 9, 2017, as may be amended, restated, supplemented, renewed or otherwise modified from time to time in accordance with that certain Amended and Restated Intercreditor Agreement dated as of November 9, 2017, by and among Lender, Term Agent (as defined below), and Term Loan Borrower, together with any other agreements pursuant to which any of the Indebtedness (as defined therein), commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Term Credit Agreement”), (iv) the Second Subordinate Debt, (v) indebtedness under capital leases or other equipment financing arrangements for mobile excavation equipment, automobiles, trucks, rental equipment, or other equipment or personal property, not to exceed $30,000,000.00 in the aggregate at any one time outstanding, (vi) deferred revenues related to certain payments in an amount not to exceed $3,000,000.00 in the aggregate made by EOG Resources, Inc. in favor of Borrower pursuant to that certain 2017 Sand Purchase Agreement dated as of January 1, 2017, between EOG Resources, Inc. and Borrower, as such agreement may be amended, restated or supplemented from time to time, and (vii) the existing indebtedness listed on Schedule 2 attached.

(9)    Not mortgage, collaterally assign, hypothecate, pledge, or encumber, and not create, incur, or assume any lien or security interest on or in, the Collateral (or any interest in the Collateral) or any of Borrower’s or General Partner’s property or assets, except the following (collectively the “Permitted Liens”): (i) those in favor of Lender; (ii) those associated with the guaranty by Borrower and General Partner of term debt owed by Term Loan Borrower to Lenders (as defined in the Term Credit Agreement) under the Term Credit Agreement, and those permitted under the Term Credit Agreement, and those liens arising under Section 11 of that certain Lease Agreement dated effective August 27, 2015, by and between

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Borrower and Lonestar Prop 50, LLC, each of which is in respect of obligations that are not delinquent; (iii) liens for taxes, assessments, or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with Accounting Principles; (iv) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation, and maintenance of sand reserves, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with Accounting Principles; (v) liens in connection with workers’ compensation, unemployment insurance or other social security, or pension obligations, which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with Accounting Principles; (vi) purchase money security interests, capital leases, liens securing other equipment financing arrangements permitted by this Loan Agreement, or construction liens that attach solely to the asset acquired, leased, or constructed, that secure indebtedness in an amount equal to or less than the cost and the fair market value of the asset acquired or constructed, and that are in an aggregate amount not to exceed $30,000,000.00; (vii) contractual liens that arise in the ordinary course of business under or in connection with real property leases, operating agreements, contracts for the sale, transportation, or exchange of sand, marketing agreements, processing agreements, development agreements, and other agreements which are usual and customary in the sand business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with Accounting Principles, provided that any such lien referred to in this clause does not materially impair the use of the property covered by such lien for the purposes for which such property is held by the Borrower or materially impair the value of such property subject thereto; (viii) liens relating to banker’s liens, rights of set-off, or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor, and no such deposit account is intended by Borrower to provide collateral to the depository institution; (ix) easements, restrictions, servitudes, permits, conditions, covenants, exceptions, or reservations for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of sand, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such property for the purposes of which such property is held by the Borrower or materially impair the value of such property subject thereto; (x) liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (xi) liens arising

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under Uniform Commercial Code financing filings regarding operating leases which are not synthetic leases entered into by Borrower in the ordinary course of business covering only the property under such lease; (xii) judgment and attachment liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such lien has been commenced; and (xiii) the existing liens and security interests listed on Schedule 2 attached; provided, further that liens described above shall remain “Permitted Liens” only for so long as no action to enforce such lien has been commenced and no intention to subordinate the first-priority lien granted in favor of the Lender is to be hereby implied or expressed by the existence of such Permitted Liens.

(10)    Not make any loans, advances, dividends, or other distributions on account of any shares of any class of membership interest in Borrower now or hereafter outstanding to any party, including without limitation, shareholders, officers, directors, partners, joint venturers, members, managers, relatives, or affiliates, or any profit sharing or retirement plan, except so long as there is not an Event of Default existing, no Event of Default will be caused by the distribution, and there is no Borrowing Base deficiency, Borrower may distribute to its partners the following (the “Permitted Distributions”): (i) an amount equal annually to their tax liability incurred as a result of their ownership in Borrower (the “Tax Distributions”); (ii) distributions made with respect to management fees benefitting Borrower and payable by Vista Proppants and Logistics, LLC pursuant to its management agreements, not to exceed $3,000,000 in the aggregate during any calendar year, and (iii) such other amounts as Lender shall hereafter approve in writing.

(11)    Not purchase, acquire, redeem, or retire any stock or other ownership interest in Borrower; and not permit any transaction or contract with any affiliates or related parties, except at arms length and on market terms.

(12)    Maintain their primary depository accounts and principal banking relationship and treasury management services with Lender. Notwithstanding the foregoing, Lender consents to and approves the existence of an account by Borrower with 1st Source Bank.

(13)    INDEMNIFY LENDER AGAINST ALL LOSSES, LIABILITIES, WITHHOLDING AND OTHER TAXES, CLAIMS, DAMAGES, OR EXPENSES RELATING TO THE LOANS, THE LOAN DOCUMENTS, OR BORROWER’S USE OF THE LOAN PROCEEDS, INCLUDING BUT NOT LIMITED TO ATTORNEYS AND OTHER PROFESSIONAL FEES AND SETTLEMENT COSTS, BUT EXCLUDING, HOWEVER, THOSE CAUSED SOLELY BY OR RESULTING SOLELY FROM ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LENDER; AND THIS INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS LOAN AGREEMENT.

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(14)    Comply in all material respects with all applicable provisions of ERISA, not violate any provision of any Plan, meet its minimum funding requirements under ERISA with respect to each Plan, and notify Lender in writing of the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

(15)    Limit all investments to the following (the “Permitted Investments”): (i) direct investments in sand reserves and related equipment, (ii) deposits, money-market accounts, and certificates of deposit maintained with Lender, (iii) readily-marketable direct obligations of the United States of America, (iv) fully-insured time deposits and certificates of deposit with maturities of one (1) year or less of any other commercial bank operating in the United States having capital and surplus in excess of $400,000,000, (v) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard & Poor’s Financial Services LLC or Moody’s Investors Service, or (vi) a deposit account with 1st Source Bank. For the avoidance of doubt, this Subsection (15) of Subsection (a) of Section 6 shall not restrict Borrower from making other Investments (to the extent not otherwise prohibited by this Agreement). As used herein, “Investment” means (a) the acquisition (whether for cash, property, services or securities or otherwise) of equity interests in any other person or any agreement to make any such acquisition; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of debt of, purchase or other acquisition of any other debt or equity participation or interest in, or other extension of credit to, any other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such person, but excluding any such advance, loan, or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such person in the ordinary course of business); or (c) the purchase or acquisition (in one or a series of transactions) of the property of another person that constitutes a business unit.

(16)    Not permit any plant equipment or mining of sand reserves outside of the any real property owned or leased by Borrower, unless Borrower has obtained a release of any mortgage covering the acreage to be utilized or the mortgagee has subordinated the mortgage to the rights of Borrower under the applicable real property lease.

(17)    Execute and deliver, or cause to be executed and delivered, within ten (10) days of Lender’s written request, any and all other agreements, instruments, or documents which Lender may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the Loan Documents, and to grant, perfect, and maintain liens and security interests on or in the Collateral and related collateral, and promptly cure any defects in the execution and delivery of any Loan Documents.

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(b)    Until the Loans and all other Secured Obligations are fully paid and satisfied, no Letters of Credit are outstanding, any commitment of Lender under this Loan Agreement is terminated, and all other obligations and liabilities of Guarantors under this Loan Agreement, the Guaranties, and the other Loan Documents are fully paid and satisfied, Individual Guarantors shall, unless Lender otherwise consents in writing:

(1)    Not sell, transfer, pledge, encumber, or otherwise dispose of all or any interest in Borrower;

(2)    Promptly inform Lender of (i) any Material Adverse Change with respect to any Individual Guarantors, (ii) all litigation and claims which could reasonably be expected to cause a Material Adverse Change with respect to any Individual Guarantors, and (iii) all actual or contingent material liabilities of Individual Guarantors; and

(3)    Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments, or documents which Lender may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the Loan Documents, and promptly cure any defects in the execution and delivery of any Loan Documents.

7.    Financial Covenants. Until the Loans and all other Secured Obligations are fully paid and satisfied, no Letters of Credit are outstanding, and any commitment of Lender under this Loan Agreement is terminated, Borrower shall, unless Lender otherwise consents in writing, maintain the following financial covenants:

(a)    Borrower shall maintain at the end of each fiscal quarter, commencing with the fiscal quarter ended June 30, 2017, a Debt Service Coverage Ratio greater than or equal to 1.1 to 1.0. As used in this Loan Agreement, the following terms have the meanings assigned below:

(i)    “Debt Service Coverage Ratio” is defined as the ratio of (1) EBIDA for the prior four fiscal quarters on a rolling basis, minus all Permitted Distributions made in cash during such period, divided by (2) the sum of (x) the interest expense for the same period, plus (y) current maturities of long term debt for the current fiscal year, including scheduled payments on the Term Loans.

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(ii)    “EBIDA” is defined as the sum of Borrower’s net income for the prior four fiscal quarters on a rolling basis, plus, without duplication and to the extent deducted in the calculation of net income for such period, (1) depreciation, depletion, amortization, and other non-cash charges, and (2) interest expense.

(b)    Borrower shall maintain at the end of each fiscal quarter, commencing with the fiscal quarter ended June 30, 2017, a Leverage Ratio less than or equal to the following:

Fiscal quarter ending	Maximum ratio
6/30/2017 - 12/31/2017	3.50 to 1.00
3/31/2018	3.25 to 1.00
6/30/2018 - 9/30/2018	3.00 to 1.00
12/31/2018 - 6/30/2019	2.75 to 1.00
9/30/2019 - 3/31/2020	2.50 to 1.00
6/30/2020 and each fiscal quarter thereafter	2.25 to 1.00

As used in this Loan Agreement, the following terms have the meanings assigned below:

(i)    “Leverage Ratio” is defined as the ratio of (1) Total Debt as of the last day of the fiscal quarter, divided by (2) EBIDA for the prior four fiscal quarters on a rolling basis.

(ii)    “Total Debt” is defined as the aggregate principal amount outstanding under the total liabilities of Borrower (excluding liabilities under guaranties which are contingent and not reflected as liabilities on the balance sheet of Borrower), including, without limitation, amounts owed on the Revolving Loan, the Term Loans, and all capital leases.

(c)    Borrower shall maintain at the end of each fiscal year, commencing with the fiscal year ending December 31, 2017, a Reserve Coverage Ratio greater than or equal to the following:

Fiscal year ending	Minimum ratio
12/31/2017	9.00 to 1.00
12/31/2018	8.00 to 1.00
12/31/2019	7.00 to 1.00

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As used in this Loan Agreement, the following terms have the meanings assigned below:

(i)    “Reserve Coverage Ratio” is defined as the ratio of (1) Reserve Value, divided by (2) the annual reasonably forecasted sales volume (in tons) of Probable Ore Reserves (as defined in Section 30 of the JORC Code) and Proved Ore Reserves (as defined in Section 31 of the JORC Code) for the subsequent year as stated in the Annual Budget (as defined below).

(ii)    “Reserve Value” is defined as the sum of Probable Ore Reserves and Proved Ore Reserves (in tons) owned by or available to be mined by Borrower and confirmed by the most-recent Reserve Report (as defined below). Notwithstanding the foregoing, such Probable Ore Reserves and Proved Ore Reserves shall only be included in the Reserve Value if (x) the weighted average sales price per ton (as determined by Borrower) for Borrower’s contracts for the sale of Probable Ore Reserves and Proved Ore Reserves exceeds (y) the “cost per ton of sand mined” (as defined in the applicable Reserve Report with reasonable reference to recent actual cost) for such Probable Ore Reserves and Proved Ore Reserves by at least $15 per ton.

(iii)    “JORC Code” is defined as the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves, promulgated by the Joint Ore Reserves Committee, 2012 Edition, as amended from time to time, and any successor code. Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to Accounting Principles, consistently applied.

8.    Reporting Requirements. (a) Until the Loans and all other Secured Obligations are fully paid and satisfied, no Letters of Credit are outstanding, and any commitment of Lender under this Loan Agreement is terminated, Borrower shall, unless Lender otherwise consents in writing, furnish to Lender in Proper Form:

(1)    As soon as available, and in any event within one hundred twenty (120)    days of the end of Borrower’s fiscal year, annual financial statements for Borrower, consisting of at least a balance sheet, an income statement, a statement of cash flows, a statement of changes in owners’ equity, and a statement of contingent liabilities, audited by an independent certified public accounting firm acceptable to Lender and certified by an authorized officer of Borrower (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting in all material respects the financial condition of Borrower as of the close of the fiscal year and the results of its operations for the year, and (iii) as having been prepared in accordance with Accounting Principles;

(2)    As soon as available, and in any event within forty-five (45) days of the end of each fiscal quarter, quarterly financial statements for Borrower compiled by an independent certified public accounting firm acceptable to Lender, consisting of at least a balance

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sheet, an income statement, a statement of cash flows, a statement of changes in owners’ equity, and a statement of contingent liabilities, for the quarter and for the period from the beginning of the fiscal year to the close of the quarter, certified by an authorized officer of Borrower (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting in all material respects the financial condition of Borrower as of the close of the fiscal quarter and the results of its operations for the quarter, and (iii) as having been prepared in accordance with Accounting Principles, subject to normal year-end adjustments and the absence of footnotes;

(3)    Within forty-five (45) days after the end of each month if there is any outstanding balance on the Revolving Note, a Borrowing Base Certificate in the form of Exhibit C attached, signed by an authorized officer of Borrower, along with an accounts receivable listing and aging and an inventory report;

(4)    With the annual and quarterly financial statements required above, a Compliance Certificate in the form of Exhibit D attached to this Loan Agreement, signed by an authorized officer of Borrower and certifying compliance with the financial covenants and other matters in this Loan Agreement;

(5)    On or before February 28 of each year, commencing February 28, 2016, Borrower shall furnish to Lender a reserve report (the “Reserve Report”) evaluating the Sand Properties (as defined in the Term Credit Agreement) of Borrower as of the immediately preceding January 1. The Reserve Report shall be prepared by one or more Approved Engineers (as defined in the Term Credit Agreement). With the delivery of each Reserve Report, Borrower shall provide to Lender a certificate from an authorized officer of Borrower certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, and (ii) the other matters required by Section 8.12(b) of the Term Credit Agreement.

(6)    Within thirty (30) days of filing, but in no event later than October 31 of each year, copies of Borrower’s federal, state, and local income tax filings or returns, with all schedules, attachments, forms, and exhibits;

(7)    Within forty-five (45) days after the end of each month, commencing with the month ending May 31, 2011, and continuing through the month ending December 31, 2011, and thereafter within forty-five (45) days after the end of each fiscal quarter, a production report, showing the gross volumes of sand produced from the Collateral and such other information as Lender may reasonably request;

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(8)    At any time upon request by Lender and within thirty (30) days of any change thereafter, a list showing the name and address of each purchaser of sand produced from or attributable to the Collateral;

(9)    Within five (5) days after Borrower learns of any such occurrence, a written report of any pending or threatened litigation which would reasonably be expected to cause a Material Adverse Change or which asserts damages or claims in an amount in excess of $100,000;

(10)    As soon as possible and in any event within five (5) days after the occurrence of any Event of Default, or any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the written statement of Borrower setting forth the details of such Event of Default and the action which Borrower proposes to take with respect thereto; and

(11)    Within ten (10) days of Lender’s written request, such other information respecting the condition and the operations, financial or otherwise, of Borrower and the Collateral as Lender may from time to time reasonably request.

(12)    Concurrently with the delivery of annual financial statements under Subparagraph (1) of Subsection (a) of Section 8 of this Loan Agreement, an annual budget of Borrower in form and detail reasonably satisfactory to Lender (the “Annual Budget”).

(b)    Until the Loans and all other Secured Obligations are fully paid and satisfied, no Letters of Credit are outstanding, any commitment of Lender under this Loan Agreement is terminated, and all other obligations and liabilities of Guarantors under this Loan Agreement, the Guaranties, and the other Loan Documents are fully paid and satisfied, each of the Individual Guarantors shall, unless Lender otherwise consents in writing, furnish to Lender in Proper Form:

(1)    Within ninety (90) days of the anniversary of the prior statements provided to Lender, current personal financial statements for each of the Individual Guarantors, consisting of at least a balance sheet, a statement of cash flow, and a statement of contingent liabilities, and being certified (i) as being true and correct in all material aspects to the best of his knowledge, and (ii) as having been prepared in accordance with Accounting Principles;

(2)    Within thirty (30) days of filing, but in no event later than October 31 of each year, copies of each Individual Guarantors’ federal, state, and local income tax filings or returns, with all schedules, attachments, forms, and exhibits; and

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(3)    Within ten (10) days of Lender’s written request, such other information respecting the condition and the operations, financial or otherwise, of each of the Individual Guarantors as Lender may from time to time reasonably request.

(4)    Within ninety (90) days of each calendar year end, commencing with the calendar year ending December 31, 2014, current annual financial statements for each of the Eric Blaine Humphreys Trust, the Jake Allen Humphreys Trust, the Christopher Martin Robertson Trust, and the Claire Ann Robertson Trust, consisting of at least a balance sheet and a statement of contingent liabilities, and being certified (i) as being true and correct in all material aspects to the best of the Trustees’ knowledge, and (ii) as having been prepared in accordance with Accounting Principles.

9.    Events of Default. (a) The occurrence at any time of any of the following events or the existence of any of the following conditions, and the expiration of any notice, cure, or grace period required by Subsection (b) of Section 10 of this Loan Agreement, shall be called an “Event of Default”:

(1)    Failure to make punctual payment when due of any sums owing on any of the Notes or any other Secured Obligations; or

(2)    Failure of any of the Obligated Parties (as defined below) to properly perform in all material respects any of the obligations, covenants, or agreements, contained in this Loan Agreement or any of the other Loan Documents; or any representation or warranty made by Borrower or Guarantors proves to have been false, misleading, or erroneous in any material respect; or

(3)    A failure by Borrower to resolve a Borrowing Base deficiency; or

(4)    Levy, execution, attachment, sequestration, or other writ against any real or personal property, representing the security for the Secured Obligations; or

(5)    Any “Event of Default” under the Notes or any of the other Loan Documents, the Events of Default defined in the Notes and Loan Documents being cumulative to those contained in this Loan Agreement; or

(6)    Except as expressly permitted by this Loan Agreement, the transfer, whether voluntarily or by operation of law, by Borrower of all or any portion of Borrower’s interest in the Collateral without obtaining Lender’s consent; or

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(7)    The failure of any of the Obligated Parties to pay any money judgment in excess of $100,000.00, against that party before the expiration of thirty (30) days after the judgment becomes final, or the failure of any of the Obligated Parties to obtain dismissal within ninety (90) days of any involuntary proceeding filed against that party under any Debtor Relief Laws (as defined below); or

(8)    Borrower’s liquidation, termination of existence, merger or consolidation with another (unless Borrower is the surviving entity), forfeiture of right to do business, or appointment of a trustee or receiver for any part of its property or the filing of an action seeking to appoint a trustee or receiver; or

(9)    A filing by any of the Obligated Parties of a voluntary petition in bankruptcy, or taking advantage of any Debtor Relief Laws; or an answer admitting the material allegations of a petition filed against any of the Obligated Parties, under any Debtor Relief Laws; or an admission by any of the Obligated Parties in writing of an inability to pay its or their debts as they become due; or

(10)    Any of the Obligated Parties revokes, or disputes the validity of or liability under, any of the Loan Documents, including any guaranty or security document; or

(11)    Lender’s receipt of a notice of “Enforcement Action” from Seller under the Subordination Agreement; or

(12)    Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any debt under the Term Credit Agreement, when and as the same shall become due and payable, or (ii) any event or condition occurs that results in any debt under the Term Credit Agreement becoming due prior to its scheduled maturity, or (iii) any event or condition that enables or permits (after giving effect to all applicable notice and cure periods) the holder or holders of the Lenders under the Term Credit Agreement or any trustee or agent on its or their behalf to cause debt under the Term Credit Agreement to become due prior to its scheduled maturity.

(b)    The term “Obligated Parties” means Borrower, Guarantors, or any of them, any other party liable, in whole or in part, for the payment of any of the Secured Obligations, whether as maker, endorser, guarantor, surety, or otherwise, and any party executing any deed of trust, mortgage, security agreement, pledge agreement, assignment, or other contract of any kind executed as security in connection with or pertaining to the Secured Obligations, the Notes, or the Loans. The term “Debtor Relief Laws” means any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

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10.    Remedies. (a) Upon the occurrence and during the continuance of any one or more of the foregoing Events of Default and the expiration of any notice, cure, or grace period required by Subsection (b) below, the entire unpaid principal balances of the Notes, together with all accrued but unpaid interest thereon, and all other Secured Obligations then owing by Borrower to Lender, shall, at the option of Lender, become immediately due and payable without further presentation, demand for payment, notice of intent to accelerate, notice of acceleration or dishonor, protest or notice of protest of any kind, all of which are expressly waived by Borrower. Any and all rights and remedies of Lender pursuant to this Loan Agreement or any of the other Loan Documents may be exercised by Lender, at its option, upon the occurrence and during the continuance of an Event of Default and the expiration of any notice, cure, or grace period required by Subsection (b) below. All remedies of Lender may be exercised singularly, concurrently, or consecutively, without waiver or election.

(b)    Upon any Event of Default described in Subsection (a)(1) of Section 9 above regarding payment of sums owing to Lender, Borrower shall have five (5) days grace after the due date in the invoice provided by Lender in order to cure the default prior to acceleration of the Notes and exercise of any remedies. Upon any other Event of Default described in Subsection (a) of Section 9 above, Lender shall provide Borrower with written notice of the Event of Default and Borrower shall have twenty (20) days after notice in order to cure the Event of Default prior to acceleration of the Notes and exercise of any remedies; except Borrower shall have no cure period for any voluntary filing by Borrower under any Debtor Relief Laws, for any voluntary transfer of any portion of the Collateral, without obtaining Lender’s partial release, for any liquidation or termination of existence of Borrower, or for any Event of Default that is not capable of cure during that period, including, without limitation, breaches of any negative covenants and any financial covenants, and provided that Lender is not obligated to provide written notice of any Event of Default which Borrower reports to Lender, but Borrower shall have the benefit of any applicable grace or cure period required herein.

(c)    All rights of Lender under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Lender under any and all other agreements between Borrower and Lender (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

11.    Waiver and Amendment. Neither the failure nor any delay on the part of Lender to exercise any right, power, or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or

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privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

12.    Savings Clause. Regardless of any provision contained in this Loan Agreement, the Notes, or any of the Loan Documents, it is the express intent of the parties that at no time shall Borrower or any of the Obligated Parties pay interest in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious), and Lender will never be considered to have contracted for or to be entitled to charge, receive, collect, or apply as interest on any of the Notes or the other Secured Obligations, any amount in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious). In the event that Lender ever receives, collects, or applies as interest any such excess, the amount which would be excessive interest will be applied to the reduction of the principal balances of the Notes or the Secured Obligations, and, if the principal balances of the Notes and the Secured Obligations are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether the interest paid or payable exceeds the Maximum Rate (or any other interest amount which might in any way be deemed usurious), Borrower and Lender shall, to the maximum extent permitted under applicable law: (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (ii) exclude voluntary prepayments and the effect thereof; and (iii) amortize, pro rate, or spread the total amount of interest throughout the entire contemplated term of the Notes so that the interest rate is uniform throughout the term. The term “Maximum Rate” has the meaning assigned in the Revolving Note.

13.    Notices. Any notice or other communications provided for in this Loan Agreement shall be in writing and shall be given to the party at the address shown below:

Lender:	PLAINSCAPITAL BANK
Attention: Keeton Moore
801 Houston Street
Fort Worth, Texas
76102 Fax Number [fax number]
E-mail: [email address]

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With a copy
to counsel
for Lender:	Paul D. Bradford
HARRIS, FINLEY & BOGLE, P.C.
777 Main Street, Suite 1800
Fort Worth, Texas 76102-5341
Fax Number [fax number]
E-mail: [email address]

Borrower:	LONESTAR PROSPECTS, LTD.
Attention: Gary B. Humphreys and Craig Mackey
4413 Carey Street
Fort Worth, Texas 76119
Fax Number [fax number]
E-mail: [email address] and [email address]

With a copy
to counsel
for Borrower:	HAYNES AND BOONE, LLP
Attention: Sakina Foster
2323 Victory Avenue, Suite 700
Dallas, Texas 75219-7672
Fax Number [fax number]
E-mail: [email address]

Any such notice or other communication shall be deemed to have been given on the day it is personally delivered or, if mailed, on the third day after it is deposited in an official receptacle for the United States mail, or, if by electronic mail or facsimile, on the date it is received by the party. Any party may change its address for the purposes of this Loan Agreement by giving notice of such change in accordance with this paragraph.

14.    Miscellaneous. (a) This Loan Agreement shall be binding upon and inure to the benefit of Lender, Borrower, and Guarantors, and their respective heirs, personal representatives, successors, and assigns; provided, however, that Borrower and Guarantors may not, without the prior written consent of Lender, assign any rights, powers, duties, or obligations under this Loan Agreement or any of the other Loan Documents.

(b)    THIS LOAN AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND SHALL BE

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PERFORMED IN TARRANT COUNTY, TEXAS. BORROWER, GUARANTORS, AND LENDER IRREVOCABLY AGREE THAT VENUE FOR ANY ACTION OR CLAIM RELATED TO THIS LOAN AGREEMENT, THE NOTES, THE LOANS, THE SECURED OBLIGATIONS, THE GUARANTIES, OR THE COLLATERAL SHALL BE IN COURT IN TARRANT COUNTY, TEXAS.

(c)    If any provision of this Loan Agreement or any other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

(d)    All covenants, agreements, undertakings, representations, and warranties made in this Loan Agreement and the other Loan Documents shall survive any closing hereunder.

(e)    All documents delivered by Borrower or Guarantors to Lender must be in Proper Form.

(f)    Without limiting the effect of any provision of any Loan Document which provides for the payment of expenses and attorneys fees upon the occurrence of certain events, Borrower shall pay all costs and expenses (including, without limitation, the reasonable attorneys fees of Lender’s inside or independent legal counsel) in connection with (i) the preparation of this Loan Agreement and the other Loan Documents, and any and all extensions, renewals, amendments, supplements, extensions, or modifications thereof, (ii) any action reasonably required in the course of administration of the Loans or the Secured Obligations, (iii) resolution of any disputes with Borrower or Guarantors related to the Loans, the Secured Obligations, or this Loan Agreement, and (iv) any action in the enforcement of Lender’s rights upon the occurrence of an Event of Default.

(g)    If there is a conflict between the terms of this Loan Agreement and the terms of any of the other Loan Documents, the terms of this Loan Agreement will control.

(h)    Lender shall have the right, with the consent of Borrower (unless an Event of Default has occurred and is continuing, in which case no consent is needed), which will not be unreasonably withheld, (i) to assign the Loans or commitment and be released from liability thereunder, and (ii) to transfer or sell participations in the Loans or commitment with the transferability of voting rights limited to principal, rate, fees, and term; provided, however, that Lender shall have the right to make intercompany assignments to affiliates, without restriction or consent.

LONESTAR PROSPECTS, LTD.

January 12, 2018

(i)    This Loan Agreement may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, shall be deemed to constitute one agreement, and Lender is authorized to attach the signature pages from the counterparts to copies for Lender and Borrower. At Lender’s option, this Loan Agreement and the Loan Documents may also be executed by Borrower and Guarantors in remote locations with signature pages faxed or scanned and e-mailed to Lender. Borrower and Guarantors agree that the faxed or scanned signatures are binding upon Borrower and Guarantors, and Borrower and Guarantors further agree to promptly deliver the original signatures for this Loan Agreement and all Loan Documents by overnight mail or expedited delivery. It will be an Event of Default if they fail to promptly deliver all required original signatures.

15.    Second Subordinate Debt. All debts now or hereafter payable to GHMR OPERATIONS, L.L.C. (“Subordinate Lender”) by Borrower shall be called the “Second Subordinate Debt.” Borrower has incurred Second Subordinate Debt owed to Subordinate Lender in connection with the acquisition and construction of the storage facility on the GHMT Tract. Borrower agrees to sign and deliver, and to cause Subordinate Lender to sign and deliver, in favor of Lender, a Second Subordination Agreement (the “Second Subordination Agreement”) in Proper Form, by which Borrower and Subordinate Lender subordinate the Second Subordinate Debt to repayment of the Secured Obligations. Borrower hereby agrees that (i) the principal amount of the Second Subordinate Debt shall not exceed $1,400,000.00 in the aggregate at any time, (ii) repayment of the Second Subordinate Debt is subordinate to repayment of the Secured Obligations, (iii) Borrower will not grant, and Subordinate Lender will not permit, any liens or security interests securing payment of the Second Subordinate Debt covering the Collateral, any other collateral of Lender, or any of Borrower’s assets, (iv) so long as there is no Event of Default, Borrower may make scheduled principal and interest payments on the Subordinate Debt, (v) after an Event of Default, all principal and interest payments on the Subordinate Debt will accrue and will not trigger a default on the Subordinate Debt, and (vi) unless and only to the extent that Lender gives its prior written consent, no prepayments of principal will be permitted on the Subordinate Debt without Lender’s prior written consent.

16.    Notice of Final Agreement. (a) In connection with the Loans, Borrower, Guarantors, and Lender have executed and delivered this Loan Agreement and the Loan Documents (collectively the “Written Loan Agreement”).

(b)    It is the intention of Borrower, Guarantors, and Lender that this paragraph be incorporated by reference into each of the Loan Documents. Borrower, Guarantors, and Lender each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrower, Guarantors, and Lender that are not reflected in the Written Loan Agreement.

LONESTAR PROSPECTS, LTD.

January 12, 2018

(c)    THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

If the foregoing correctly sets forth our agreement, please so acknowledge by signing and returning the additional copy of this Loan Agreement enclosed to me.

Yours very truly,

PLAINSCAPITAL BANK

By:	/s/ Keeton Moore
Keeton Moore, Senior Vice President

LONESTAR PROSPECTS, LTD.

January 12, 2018

Accepted and agreed to

this 12th day of January, 2018:

BORROWER:

LONESTAR PROSPECTS, LTD.,
a Texas limited partnership

By:	Lonestar Prospects Management, L.L.C., a Texas limited liability company, its general partner

By:	VPROP Operating, LLC, a Delaware limited liability company, its sole member

By:	Vista Proppants and Logistics, LLC, a Delaware limited liability company, its sole member

	By:	/s/ Gary B. Humphreys
Gary B. Humphreys, Chief Executive Officer

LONESTAR PROSPECTS, LTD.

January 12, 2018

GUARANTORS:

LONESTAR PROSPECTS MANAGEMENT, L.L.C.,
a Texas limited liability company

By:	VPROP Operating, LLC, a Delaware limited liability company, its sole member

By:	Vista Proppants and Logistics, LLC, a Delaware limited liability company, its sole member

	By:	/s/ Gary B. Humphreys
Gary B. Humphreys, Chief Executive Officer

/s/ Gary B. Humphreys
GARY B. HUMPHREYS

/s/ Martin W. Robertson
MARTIN W. ROBERTSON

Exhibits and Schedules

Exhibit A - Revolving Note

Exhibit B - Request for Borrowing

Exhibit C - Borrowing Base Certificate

Exhibit D - Compliance Certificate

Schedule 1 - Organizational Chart

Schedule 2 - Existing debts and liens